EXHIBIT  10:

                           L.E. SMITH GLASS COMPANY
                                FINAL AGREEMENT
                               NOVEMBER 26, 2002


ARTICLE  9        HOLIDAYS

RE Paid Holiday Qualifying Rules: Company accepts the elimination of the last sentence in Paragraph a, The rate of Holiday Pay shall be increased in accordance with the ratio of Excess Earnings to Gross Pay (All Monies Earned) with a minimum of a 10% increase. Effective December 1, 2002.

ARTICLE  15          WAGES

Company proposes an 18-month freeze with a wage re-opener 18 months after effective date of the agreement (September 1, 2002).

ARTICLE  16        VACATION

Company accepts the elimination of the last sentence in Section 1, i.e.: The rate of Vacation Pay shall be increased in accordance with the ratio of Excess Earning to Gross Pay (All Monies Earned) with a minimum of a 10% increase. Effective January 1, 2003.

Company  rejects  the  elimination  of  Section  4      Vacation  Schedules.

ARTICLE  18        HOSPITALIZATION  AND  LIFE  INSURANCE

Health  Care  Plan POS #35116 will be the effective plan for December 1, 2002.

On December 1, 2002, the Company contribution per month to health insurance, vision and dental will be limited to the following amount for those employees participating in the company health insurance plan:

          Individual                        $175
          Husband  &  Wife                  $400
          Parent  &  Child/Children         $375
          Family                            $450

Future increases or decreases will be split or shared equally: 50% Company and 50% Employee.

Company agrees to a joint insurance committee headed by Mert Cogan, Chief Financial Officer of L.E. Smith Glass Company. The committee will consist of 4 union members, an international union representative, and 2 salary employees. It will have the option of meeting and considering other insurance plans.

Company agrees to a joint committee to discuss 401-K information. It will be headed by Mert Cogan, Chief Financial Officer of L.E. Smith Glass Company, and will consist of 4 union members, an international union representative, and 2 salary employees.

All other Articles will remain as written in the current contract with appropriate date changes.


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                                  ARTICLE 34
                                   DURATION

The above shall constitute the Complete Agreement, which shall continue in effect until March 1, 2004, and thereafter so long as negotiations for a new or modified Agreement shall continue.

Signed this 26th day of November, 2002, by the duly authorized representatives of the parties hereto:


THE  L.E.  SMITH  GLASS  COMPANY:

Martin  J.  Noonan,  President        /s/  Martin  J.  Noonan
                                     -----------------------------------------

Barry  J.  Madorma,  Plant  Manager   /s/  Barry  J. Madorma
                                     -----------------------------------------


THE  AMERICAN  FLINT  GLASSWORKERS  UNION

Timothy  J.  Tuttle,  National  President    /s/  Timothy  J.  Tuttle
                                            ----------------------------------

Dave  Lusetti,  National  Secy./Treas.       /s/  Dave Lusetti
                                            ----------------------------------
Walter  W.  Jodon,  National  Rep.           /s/  Walter W. Jodon
                                            ----------------------------------
James  P.  Watt,  National  Rep.             /s/  James  P. Watt
                                            ----------------------------------

LOCAL  #  102

William  R.  Rodgers,  President             /s/  William  R.  Rodgers
                                            ----------------------------------
Mark  A.  Kraisinger,  Financial  Secy.      /s/  Mark A. Kraisinger
                                            ----------------------------------
George  O.  Eicher,  Corresponding  Secy.    /s/  George  O. Eicher
                                            ----------------------------------

LOCAL  #  537

Lois  Monroe,  President                     /s/  Lois Monroe
                                            ----------------------------------
Karen L. Torrence,  Vice President           /s/  Karen  L. Torrence
                                            ----------------------------------
Steve  Postlethwait,  Financial  Secy.       /s/  Steve Postlethwait
                                            ----------------------------------
Barbara  Hurst,  Corresponding  Secy.        /s/  Barbara Hurst
                                            ----------------------------------
Lawrence  DePalma, Hot End Chairperson       /s/  Lawerence DePalma
                                            ----------------------------------
P. Jane Tlumac,  Cold End Chairperson        /s/  P. Jane Tlumac
                                            ----------------------------------